As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Lands’ End, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2512786
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Lands’ End Lane
Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Lands' End, Inc. Amended and Restated 2017 Stock Plan

(Full title of plan)

Peter L. Gray
Chief Commercial Officer, Chief Administrative Officer and General Counsel
1 Lands’ End Lane
Dodgeville, Wisconsin 53595
(Name and address of agent for service)

(608) 935-9341

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement covers 2,000,000 new shares of Lands' End, Inc. (“Registrant”) common stock, par value $0.01 per share, which may be issued pursuant to awards under the Lands' End, Inc. Amended and Restated 2017 Stock Plan (as amended, the “Plan”), due to an increased number of shares available for issuance under the Plan pursuant to Amendment No. 1 to the Plan which became effective as of April 21, 2023 upon stockholder approval on June 13, 2023, and an additional 1,500,000 shares that may from time to time become available for delivery with respect to awards under the Plan due to share recycling or share counting provisions and other terms and conditions of the Plan. The contents of the previous Registration Statement on Form S-8 (File No. 333-217096) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on April 3, 2017 and Registration Statement on Form S-8 (File No. 333-231470) filed by the Registrant with the SEC on May 14, 2019 (together, the “Previous Form S-8”), including periodic reports that Registrant filed after the Previous Form S-8 to maintain current information about Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent superseded by the items set forth in Part II below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Lands’ End, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 24, 2022 (File No. 001-09769)).

4.2	Amended and Restated Bylaws of Lands’ End, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 8, 2014 (File No. 001-09769)).

4.3	ABL Credit Agreement, dated as of November 16, 2017, by and between Lands’ End, Inc. (as the Lead Borrower), Wells Fargo Bank, N.A. (as Agent, L/C Issuer and Swing Line Lender), the Other Lenders party thereto, Wells Fargo Bank, N.A. (as Sole Lead Arranger and Sole Bookrunner) and BMO Harris Bank, N.A. (as Syndication Agent), and SunTrust Bank (as Documentation Agent) (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018 (File No. 001-09769)).

4.4	First Amendment to ABL Credit Agreement, dated December 3, 2019, by and between Lands’ End, Inc. (as the Lead Borrower), Wells Fargo Bank, N.A. (as Agent, L/C Issuer and Swing Line Lender), the Other Lenders party thereto, Citizens Bank, N.A. (as Lender) and Suntrust Bank (as Lender), BMO Harris Bank N.A. (as Lender), and JPMorgan Chase Bank N.A. (as Lender) (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2020 (File No. 001-09769)).

4.5	Second Amendment to ABL Credit Agreement, dated August 12, 2020, by and among Lands’ End, Inc. (as the Lead Borrower), the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association (as Agent, L/C Issuer and Swing Line Lender) (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020 (File No. 001-09769)).

4.6	Third Amendment to ABL Credit Agreement, dated July 29, 2021, by and among Lands’ End, Inc. (as the Lead Borrower), the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association (as administrative agent and collateral agent) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 4, 2021 (File No. 001-09769)).

4.7	Fourth Amendment to ABL Credit Agreement, dated May 12, 2023, by and among Lands’ End, Inc. (as the Lead Borrower), the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association (as administrative agent and collateral agent) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on May 17, 2023 (File No. 001-09769)).

4.8	Term Loan Credit Agreement, dated September 9, 2020, among Lands’ End Inc., as the Borrower, Fortress Credit Corp., as Administrative Agent and Collateral Agent, and the lenders party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on September 15, 2020 (File No. 001-09769)).

4.9	Guaranty and Security Agreement, dated September 9, 2020, by Lands’ End, Inc., as the Borrower, and the other grantors party thereto and Fortress Credit Corp., as Agent (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed on September 15, 2020 (File No. 001-09769)).

4.10	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.7 of the Company’s Annual Report on Form 10-K filed on April 10, 2023 (File No. 001-09769)).

5.1	Opinion of Nutter, McClennen & Fish, LLP*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page).*

99.1	Lands’ End, Inc. Amended and Restated 2017 Stock Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Lands’ End, Inc. on May 13, 2019 (File No. 001-09769)).

99.2	Amendment No. 1 to the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 13, 2023 (File No. 001-09769)

107.1	Filing Fees.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dodgeville, Wisconsin, on June 14, 2023.

LANDS’ END, INC.

By:	/s/ Bernard McCracken
Name:	Bernard McCracken
Title:	Interim Chief Financial Officer
Vice President, Controller and Chief Accounting Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint BERNARD MCCRACKEN and PETER L. GRAY, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments and amendments (including post-effective amendments) which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with all exhibits thereto, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. McLean	Director and Chief Executive Officer
Andrew J. McLean	(Principal Executive Officer)	June 14, 2023

/s/ Bernard McCracken	Interim Chief Financial Officer
Bernard McCracken	Vice President, Controller and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2023

/s/ Josephine Linden
Josephine Linden	Chair of the Board of Directors	June 14, 2023

/s/ Robert Galvin
Robert Galvin	Director	June 14, 2023

/s/ Elizabeth Leykum
Elizabeth Leykum	Director	June 14, 2023

/s/ John T. McClain
John T. McClain	Director	June 14, 2023

/s/ Jignesh Patel
Jignesh Patel	Director	June 14, 2023

/s/ Jonah Staw
Jonah Staw	Director	June 14, 2023